VALHI INCREASES QUARTERLY DIVIDEND AND
ANNOUNCES RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 26, 2011 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared an increased regular quarterly dividend of twelve and one-half cents ($0.125) per share on its common stock, payable on June 30, 2011 to stockholders of record at the close of business on June 10, 2011.

Valhi also announced that at its annual stockholder meeting held today its stockholders had:

•	elected each of Thomas E. Barry, Norman S. Edelcup, W. Hayden McIlroy, Glenn R. Simmons, Harold C. Simmons, J. Walter Tucker, Jr. and Steven L. Watson as a director for a one year term;
•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2011 annual meeting; and
•
approved, on a nonbinding advisory basis, an annual nonbinding advisory vote on named executive officer compensation as such compensation is disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

Valhi is engaged in the titanium dioxide products, component products (security products, furniture components and performance marine components) and waste management industries.

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